                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                        PREMIER RESEARCH WORLDWIDE, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                       Premier Research Worldwide, Ltd.
                               30 S. 17th Street
                            Philadelphia, PA 19103



                                                                    May 5, 1999



Dear Premier Research Worldwide Stockholders:


     You are cordially invited to the Annual Meeting of Stockholders to be held at 3:00 P.M. on May 25, 1999 at the Company's executive offices, 30 South 17th Street, Philadelphia, PA 19103.


     Details with respect to the meeting are set forth in the attached Notice of Annual Meeting and Proxy Statement.


     Your vote is important. Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. If you attend the meeting and would prefer to vote in person you may still do so.


                                          Very truly yours,


                                          /s/ JOAN CARTER
                                          ---------------------------------
                                          JOAN CARTER
                                          Chairman of the Board,
                                          Premier Research Worldwide, Ltd.

                       Premier Research Worldwide, Ltd.
                  ------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 25, 1999
                  ------------------------------------------


To the Stockholders:

     The Annual Meeting of Stockholders of Premier Research Worldwide, Ltd. will be held at the Company's executive offices located at 30 South 17th Street, Philadelphia, PA 19103, at 3:00 P.M. on May 25, 1999 for the following purposes:

       (1) To elect three directors to serve three-year terms.

       (2) To approve an amendment to the Company's 1996 Stock Option Plan to
           (a) reserve an additional 600,000 shares of Common Stock for issuance thereunder, and (b) provide for fixed initial and annual grants of stock options to the Company's outside directors.

       (3) To ratify the selection by the Board of Directors of the firm of Arthur Andersen as independent auditors for 1999.

       (4) To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

     Stockholders of record as of the close of business on April 15, 1999 are entitled to notice of and to vote at the meeting.

     Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time prior to the time it is voted.



                                          By Order of the Board of Directors,




                                          /s/ ARTHUR W. HICKS, JR.
                                          ------------------------------------
                                          ARTHUR W. HICKS, JR.
                                          Secretary

Philadelphia, PA
May 5, 1999

                       Premier Research Worldwide, Ltd.
                               30 S. 17th Street
                            Philadelphia, PA 19103
                  ------------------------------------------
                                PROXY STATEMENT
                  ------------------------------------------


     These proxy materials are furnished in connection with solicitation of proxies by the Board of Directors of Premier Research Worldwide, Ltd., a Delaware corporation ("Premier Research" or the "Company"), for the Annual Meeting of Stockholders of Premier Research to be held at 3:00 P.M. on May 25, 1999, at the Company's executive offices located at 30 South 17th Street, Philadelphia, PA 19103, and any adjournments or postponements of such meeting. These proxy materials were first mailed to stockholders on or about May 5, 1999. The address of the principal executive office of Premier Research is 30
S. 17th Street, Philadelphia, Pennsylvania 19103. Sending a signed proxy will not affect the shareholder's right to attend the Annual Meeting and vote in person. Every stockholder has the power to revoke his proxy at any time before it is voted. The proxy, before it is exercised at the meeting, may be revoked by filing with the Secretary of the Company a notice in writing revoking it, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Stockholders Entitled to Vote

     The close of business of April 15, 1999 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 7,114,720 outstanding shares of the common stock, $.01 par value, of Premier Research (the "Common Stock").

Voting of Proxies

     A form of proxy is enclosed. All properly executed proxies received by the Board of Directors, and not revoked, will be voted as indicated in accordance with the instructions thereon. In the absence of contrary instructions, shares represented by such proxies will be voted for the election of the directors as described herein; in favor of the amendment to the Stock Option Plan; in favor of the ratification of the selection of the independent auditors; and in the discretion of the proxy holders on such other matters as may properly come before the meeting.

     The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular issue constitutes a quorum for the purpose of considering such matter. Each share of Common Stock outstanding as of the record date is entitled to one vote on each matter that may be brought before the Annual Meeting. Election of directors will be by plurality of the votes cast. Approval of the proposed amendment to the Stock Option Plan will require the affirmative vote of the holders of a majority of the shares cast on the amendment. Any other proposal will require the affirmative vote of a majority of the votes cast on such proposal. Broker nonvotes and abstentions are counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the meeting. Abstentions are counted in the tabulations of the votes cast on proposals presented to the stockholders, whereas broker nonvotes are not counted for purposes of determining the election of directors or whether a proposal has been approved.

Costs of Solicitation

     The entire cost of soliciting proxies will be borne by Premier Research. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and reimbursement for expenses may be made. Proxies may be solicited in person or by telephone or telegraph by directors, officers or regular employees of Premier Research, none of whom will receive additional compensation therefor.

                             ELECTION OF DIRECTORS
                               (Proposal No. 1)

     The Board of Directors consists of nine directors divided into three classes. Three directors are to be elected at the Annual Meeting to serve until the 2002 Annual Meeting. Management's nominees for election as directors are Arthur W. Hicks, Jr., Jerry Lee and Joel Morganroth, M.D., each of whom currently serves on the Board.

     The proxy holders intend to vote all proxies received by them in the accompanying form for such nominees unless otherwise directed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy, or, in lieu thereof, the Board of Directors may reduce the number of directors. As of the date of this Proxy Statement, Management is not aware of any nominee who is unable or will decline to serve as a director.

     The following table lists the name and age of the three nominees and the six continuing directors of the Company whose terms of office will continue after the Annual Meeting, and the year in which each director's term of office will expire (assuming, in the case of each of the nominees, such nominees are elected at the Annual Meeting).

                                                                        Year of
                                                       Age As        Expiration of
Name                                                 of 3/31/99     Term as Director
----                                                ------------   -----------------
        Nominees for Election
           Arthur W. Hicks, Jr. .................       40               2002
           Jerry D. Lee .........................       62               2002
           Joel Morganroth, M.D. ................       53               2002
        Directors Continuing in Office
           John Aglialoro .......................       55               2001
           Joan Carter ..........................       55               2000
           Arthur Hull Hayes, Jr., M.D. .........       65               2001
           Charles L. Jacobson, M.D. ............       58               2000
           Philip J. Whitcome, Ph.D. ............       50               2000
           Connie Woodburn ......................       44               2000


     Mr. Hicks has served on the Company's Board of Directors since 1995. Mr. Hicks is Vice President and Chief Financial Officer of UM Holdings Ltd. ("UM"), in which capacity he has served since 1988. He is a certified public accountant. Mr. Hicks is also a member of the Board of Directors of Cybex International, Inc. ("Cybex").

     Mr. Lee has served on the Company's Board of Directors since 1996. Mr. Lee was a partner in the accounting firm of Ernst & Young LLP from 1969 until his retirement in 1995. He was managing partner of its Philadelphia office from 1979 to 1989 and a member of the firm's world-wide multi-national partner group from 1989 to 1995. Mr. Lee is also a member of the Board of Directors of Cybex.

     Dr. Morganroth has served as the Chief Executive Officer of the Company since 1993 and as a Director of the Company since 1997. In addition, Dr. Morganroth has consulted for the Company since 1976. Dr. Morganroth was a Professor of Medicine and Pharmacology at Hahnemann University from 1982 to 1992, and served as a Director of Cardiac Research and Development at the Graduate Hospital of Philadelphia from 1987 until 1992. Currently, Dr. Morganroth is an Adjunct Professor of Medicine (Pharmacology) at Jefferson Medical College of Thomas Jefferson University and Clinical Professor of Medicine at the University of Pennsylvania School of Medicine. Dr. Morganroth is an internationally recognized cardiologist and clinical researcher. He served for over ten years as a Medical Review Officer/Expert for the FDA and since 1995 has served in a similar capacity for the Health Protection Branch of Canada.

     Mr. Aglialoro has served on the Board of Directors of Premier Research or its predecessors since their founding. Mr. Aglialoro is Chairman and Chief Executive Officer of UM, which he co-founded in 1973, and where he has held the position of Chairman since 1982. Mr. Aglialoro is also a director of Cybex.

     Ms. Carter has served as Chairman of the Company's Board of Directors since 1996, and as a member of the Board of Directors of the Company or its predecessors since their founding. Ms. Carter is President and Chief Operating Officer of UM, which she co-founded in 1973 and where she has served as President since 1986. Ms. Carter is also a member of the Board of Directors of Cybex, and is Chairman of the Board of Directors of the Federal Reserve Bank of Philadelphia.

     Dr. Hayes has served on Premier Research's Board of Directors since 1996. Since 1991, Dr. Hayes has served as President and Chief Operating Officer of MediScience Associates, Inc., a consulting firm. Dr. Hayes is an advisor in health care product development and regulation, clinical pharmacology, and medical and pharmacy practice, and is internationally recognized as a medical researcher and clinician. Dr. Hayes served as Commissioner of the FDA from 1981 to 1983. He is also a member of the Board of Directors of Celgene, Inc., Myriad Genetics and NaPro Biopharmaceuticals, Inc.

     Dr. Jacobson has served on the Company's Board of Directors since 1997. Dr. Jacobson has been Executive Vice President of PREMIER, Inc. since 1996. Dr. Jacobson served as Executive Vice President for Clinical Services of one of PREMIER Inc.'s predecessors, SunHealth Alliance, Inc. from 1995 to 1996. From 1992 to 1995, Dr. Jacobson served as President and CEO of Park Nicollet Medical Center in St. Louis Park, Minnesota.

     Dr. Whitcome has served on the Company's Board of Directors since 1997. Since 1995, Dr. Whitcome has served as Chairman of the Board of Directors of Avigen, a biotechnology company, for which he also acted as Chief Financial Officer from March 1996 to September 1996. From 1988 to 1994, Dr. Whitcome was President and Chief Executive Officer of Neurogen Corporation, a bio pharmaceutical company. From 1981 to 1988, Dr. Whitcome was employed at Amgen Inc., a biopharmaceutical company, serving most recently as Director of Strategic Planning. Prior to joining Amgen, he served as Manager of Corporate Development for Medical Products at Bristol-Myers Squibb Co. and held research and marketing management positions with the Diagnostics Division of Abbott Laboratories.

     Ms. Woodburn has served on the Company's Board of Directors since 1996. Ms. Woodburn is Executive Vice President for Corporate Sales of Cardinal Health, Inc., a national drug wholesaler. Prior to joining Cardinal Health, Inc. in 1997, Ms. Woodburn was Executive Vice President of PREMIER, Inc., where she had been employed in a variety of management capacities since 1987.

     Mr. Aglialoro and Ms. Carter are married. There are no other family relationships among the directors and the executive officers.

Board of Directors Meetings and Committees

     The Board of Directors of the Company held a total of six meetings during 1998. Each director attended more than 75% of the meetings of the Board of Directors and any committee of which he is a member.

     The Board of Directors has an Executive Committee, an Audit Committee, a Compensation and Personnel Committee, and a Stock Option Committee.

     The Executive Committee has, with certain exceptions, all the authority of the Board of Directors, and has specifically been delegated the authority to make recommendations to the board with respect to management nominees to the board and review and make recommendations with respect to such shareholder nominees to the board as may be submitted to the corporation. A shareholder desiring to propose a candidate to the Executive Committee should submit a written recommendation, together with sufficient biographical information concerning the individual, to the secretary of the Company. While letters of recommendation may be submitted for consideration at any time, recommendations should be received prior to November 15 in any year for consideration in connection with the nomination and election of directors at the Company's next Annual Meeting. This committee, which currently consists of Ms. Carter and Mr. Aglialoro, did not hold any meetings during 1998 but acted by written consent.

     The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls. This committee, which currently consists of Mr. Hicks, Mr. Lee, and Dr. Hayes, held four meetings during 1998.

     The Compensation and Personnel Committee is primarily responsible for determining the compensation payable to the officers and key employees of the Company and to recommend to the Board additions, deletions and alterations with respect to the various employee benefit plans and other fringe benefits provided by the Company, except that no member of the Committee shall take part in any decision pertaining to his compensation or benefits in his capacity as a director of the Company. This committee, which currently consists of Dr. Whitcome, Ms. Woodburn and Dr. Jacobson, held four meetings during 1998.

     The Stock Option Committee is primarily responsible for administering the Company's stock option plan, awarding stock options to key employees and non-employee directors of the Company and determining the terms and conditions on which the options are granted. This committee, which currently consists of Dr. Whitcome, Ms. Woodburn and Dr. Jacobson, held three meetings during 1998.

Compensation of Directors

     During 1998, directors who are not employees of the Company received a fee of $1,000 for each directors meeting attended and $500 for each committee meeting attended, and also received an annual retainer of $2,000; commencing in 1999, the annual retainer will be $6,000. Each director is reimbursed for out-of-pocket expenses incurred in connection with attending meetings and other services as a director.

     At the time of their initial election to the Board, Mr. Lee, Dr. Hayes, Ms. Woodburn, Dr. Jacobson and Dr. Whitcome were each granted options to acquire 4,402 shares of Common Stock of the Company. If the proposed amendment to the Stock Option Plan is approved, each "outside director" (currently all directors except Dr. Morganroth, Ms. Carter and Mr. Aglialoro) will receive fixed annual option grants (including in 1999) of 5,000 shares; upon the initial election of any additional outside director after the 1999 Annual Meeting, such individual will receive at the time of election an automatic one-time option grant of 5,000 shares.

Certain Relationships and Related Party Transactions

     The Company or its predecessors were the direct or indirect subsidiaries or divisions of UM Holdings Ltd. ("UM") from 1977 to 1997. Currently, UM indirectly owns approximately 42.9% of the Company's Common Stock. John Aglialoro and Joan Carter, who are married and are executive officers, directors and the principal stockholders of UM, are a director and the Chairman, respectively, of the Company.

     During 1998, the Company leased its principal executive and operations facility in Philadelphia from UM, paying an aggregate rental of $349,000. The Company believes that the terms of this lease were as favorable to the Company as would have been obtained through arms-length negotiations with an unrelated party. The Company moved locations at the end of 1998, with the Company continuing to occupy a portion of the premises on a month-to-month basis. The total payments in 1999 under this lease will approximate $30,000. During 1998 UM also provided computer administrative services, for which it charged the Company $3,300.

     The Company was included in the consolidated federal income tax filings of UM for the periods prior to February 3, 1997. Under a tax-sharing agreement among UM and its subsidiaries, including the Company, the Company was required to pay to UM amounts equal to the income taxes which the Company would otherwise have paid had it filed separate federal income tax returns. The Company made an estimated payment of $90,000 to UM for 1997 taxes expected to be due under the tax-sharing agreement, which estimated payment is to be refunded by UM.

     Certain of the Company's diagnostic testing and clinical research contracts require that specified medical professional services be provided by Dr. Morganroth, the Company's Chief Executive Officer. The Company has retained Joel Morganroth, M.D., PC, a professional corporation owned by Dr. Morganroth, to provide these and other services, which include serving as Medical Director to the Company, acting as principal investigator for various studies, and providing medical interpretation for diagnostic tests from time to time as required. In January 1997, the professional corporation entered into a new contract with the Company pursuant to which it received a fixed annual fee for these services of $144,000 for 1998, which will increase to $156,000 for 1999.

Executive Compensation

Compensation Committee Report on Executive Compensation

     The Compensation and Personnel Committee of the Board of Directors consists entirely of non-management directors, and its primary function is to make recommendations to the Board of Directors concerning executive compensation and benefit policies for the Company.

     The Committee believes that the most effective compensation program is one that provides executives competitive base salaries and incentives to achieve both current and long-term strategic business goals of the Company.

     The Company's executive compensation programs are designed to:

     o Align the interests of executive officers with the long-term interests of shareholders.

     o Motivate and challenge executive officers to achieve both annual and long-term strategic business goals.

     o Support an environment that rewards executive officers based upon corporate and individual performance and results.

     o Attract and retain executive officers critical to the long-term success of the Company.

     In 1998, the basic components of executive officer compensation consisted of base salary and long-term incentives in the form of stock options. Although a cash bonus plan tied to measurements based on Company performance was contemplated for 1998, the effective date was deferred until 1999. The executive officers also participate in employee benefit plans available generally to the Company's employees.

     Base Salary. Clinical research organizations face intense competition for qualified employees, and the Committee believes it is important that Company executive officer compensation levels be competitive with other CROs. The Committee reviewed the compensation of its executives in comparison with other publicly traded CROs and targeted base salary levels to be consistent with comparable positions at these companies.

     Long-Term Incentive in Form of Stock Options. The Committee believes that significant management ownership of the Company's stock effectively motivates the building of shareholder wealth and aligns the interests of management with those of the Company's shareholders. The Company's executive officers received option grants totaling 162,500 during 1998 under the terms of the Company's 1996 Stock Option Plan at a per share exercise price equal to market price on the date of grant. The options become exercisable over five years in annual increments of 20% beginning one year after the date of grant, contingent upon the officer's continued employment with the Company. The table appearing under the heading "Option Grants in 1998" provides further information about the options granted in 1998 to the Named Executive Officers.

     Annual Incentive Compensation Program. While the Company did not provide an annual incentive compensation program for 1998, the plan instituted for 1999 will permit officers to earn cash bonuses based principally on Company performance measured, among other things, by earnings per share.

     The Committee believes that an annual incentive compensation program will aid in ensuring that the Company's overall levels of compensation remain competitive and will benefit the Company in that an additional portion of the compensation of executive officers will be in the form of variable incentive pay and will further align the interests of the executive officers with the interests of the Company's shareholders.

     Chief Executive Officer Compensation. The compensation plan for Dr. Morganroth contains the same elements and operates in the same manner as the compensation plan described above for the other executive officers. Dr. Morganroth also provides specified medical professional services to the Company pursuant to the Company's agreement with a professional corporation owned by Dr. Morganroth. In 1998 $144,000 was paid to his professional corporation for medical services and his salary was $201,000. The Committee believes that Dr. Morganroth's total compensation is appropriate in light of Dr. Morganroth's reputation as a medical doctor in the research area and his importance to achievement of the Company's goals.

     Dr. Morganroth was granted in 1995 options to acquire 220,100 shares of the Company's Common Stock, at an exercise price equal to the stock's fair market value at the date of grant. Dr. Morganroth exercised all of these options in 1998, and he continues to own the shares received on exercise. He was granted options to acquire 10,000 shares of the Company's Common Stock during 1997, which options become exercisable (contingent upon continued employment) in five annual installments. In addition, Dr. Morganroth is a significant shareholder in the Company (see "Security Ownership of Certain Beneficial Owners and Management"). The Committee believes that Dr. Morganroth's stock ownership and stock options provide a significant incentive and align his interests directly with the Company's shareholders. The options and option shares also place a significant portion of Dr. Morganroth's total compensation at risk, since their value depends upon the Company's common stock performance. To the extent his performance as CEO translates into an increased value of the Company's stock, all shareholders, including Dr. Morganroth, will share the benefits.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1,000,000 per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance-based compensation paid to the Company's executive officers for 1998 did not exceed the $1,000,000 limit per officer, and the Committee does not anticipate that the non-performance-based compensation to be paid the Company's executive officers in the foreseeable future will exceed that limit.

              Members of the Compensation and Personnel Committee
                            Philip Whitcome (Chair)
                                Connie Woodburn
                            Charles Jacobson, M.D.


Compensation Committee Interlocks and Insider Participation

     The Compensation and Personnel Committee is composed of Dr. Whitcome, Ms. Woodburn, and Dr. Jacobson, none of whom is a current or former officer or employee of the Company.

Summary Compensation Table

     The following table sets forth information in respect of the compensation paid for the years ended December 31, 1996, 1997 and 1998 to the persons (sometimes collectively referred to as the "Named Executive Officers") who were, at any time during 1998, the Chief Executive Officer, and at the end of 1998, the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in such year and up to two individuals who served as executive officers at any time during 1998 whose salary and bonus exceeded $100,000:

                                                                                Long term
                                                                               Compensation
                                                            Annual            -------------
                                           Year        Compensation(1)
                                          ------   ------------------------     Number of           All Other
      Name and Principal Position                     Salary        Bonus        Options           Compensation
---------------------------------------            -----------   ----------   -------------   ---------------------
Joel Morganroth, M.D. .................   1998      $201,000           --             --           $   6,994(2)(3)
 Chief Executive Officer ..............   1997      $201,000           --         10,000           $   3,222(2)(3)
                                          1996      $172,219           --             --                  --(3)
Joseph Esposito .......................   1998      $256,130      $74,834        150,000           $   3,906(4)
 President and Chief Operating            1997      $ 33,220           --         50,000           $     136(4)
 Officer ..............................   1996      $     --           --             --                  --
Barry Sachais, Ph.D. ..................   1998      $166,369           --          2,500           $   5,680(4)
 Sr. Vice President- ..................   1997      $ 43,077           --         30,000           $     384(4)
 Clinical Operations ..................   1996            --           --             --                  --
David A. Evans ........................   1998      $137,510           --             --           $   8,064(4)
 Vice President and Chief                 1997      $133,334           --          7,500           $   6,644(4)
 Technical Officer ....................   1996      $128,639           --             --           $   6,614(4)
David Dworczyk ........................   1998      $134,864           --         10,000           $     814(4)
 Sr. Vice President - Strategic .......   1997            --           --             --                  --
 Development ..........................   1996            --           --             --                  --
Christopher C. Gallen, M.D., Ph.D......   1998      $157,236           --             --           $   3,866(4)
 Former President, Clinical               1997      $171,104           --          7,500           $   1,864(4)
 Research Services ....................   1996      $156,182           --         44,020                  --

------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the officer for such year.

(2) Represents the dollar value of the insurance premium paid by the Company with respect to term life insurance for Dr. Morganroth.

(3) Excludes consulting fees of $1,955,000, $144,000 and $144,000 paid in 1996,
    1997 and 1998, respectively, to a professional corporation owned by Dr. Morganroth . See "Certain Relationships and Related Party Transactions."

(4) Consists of the sum of (A) Company's 401(k) plan contributions, which in 1998 were $2,500 for Mr. Esposito, $2,403 for Dr. Sachais, $7,279 for Mr. Evans, $706 for Mr. Dworaczyk and $2,500 for Dr. Gallen; and (B) the dollar value of the insurance premium paid by the Company with respect to group term life insurance, which for 1998 was $1,406 for Mr. Esposito, $3,277 for Dr. Sachais, $785 for Mr. Evans, $108 for Mr. Dworczyk and $1,366 for Dr. Gallen.

Employment Contracts

     The Company has entered into employment agreements with each of the Named Executive Officers. Under these agreements, the employment may be terminated with or without cause at any time. In the event that the

Company terminates an officer's employment other than "for cause", the Company is obligated to continue normal salary payment for up to six months (one year in the case of Dr. Morganroth). Pursuant to the agreement, each officer has agreed not to compete with the Company during his employment and for a period of two years thereafter. Dr. Morganroth entered into a new employment agreement that became effective January 1, 1997, and continues, unless terminated, through December 31, 2001. Under the terms of this agreement, Dr. Morganroth received for 1998 a base annual salary of $201,000. A professional corporation of which Dr. Morganroth is the sole stockholder and employee has separately agreed to provide services to the Company, including serving as medical director and providing medical interpretation for diagnostic tests, with an annual fee of $144,000 for 1997 and 1998, which will increase to $156,000 for 1999.

1998 Stock Option Grants

     The following tables contain certain information concerning the grant of stock options under the Company's 1996 Stock Option Plan during the year ended December 31, 1998 and the number and value of options held at December 31, 1998 by each of the Named Executive Officers.

                                                                                       Potential Realizable
                                                                                         Value at Assumed
                                                                                           Annual Rates
                                                                                          of Stock Price
                                                                                         Appreciation for
                                                  Individual Grants (1)                  Option Term (2)
                                      ---------------------------------------------  ------------------------
                                        Number of
                                       Securities       % of Total
                                       Underlying    Options Granted    Exercise or
                                         Options     to Employees in    Base Price    Expiration
                Name                     Granted           1998           ($/Sh)         Date          5%           10%
------------------------------------  ------------  -----------------  ------------  -----------  -----------  -------------
Joel Morganroth, M.D. ..............          --      --                  --                --           --             --
Joseph Esposito ....................     150,000    70.1%              $ 5.75          4/20/08     $475,521     $1,171,230
Barry Sachais, Ph.D. ...............       2,500     1.2%              $ 4.13         12/15/08        5,692         14,021
David A. Evans .....................          --      --                  --                --           --             --
David Dworczyk .....................      10,000     4.7%              $ 5.75          4/02/08       31,701         78,082
Christopher C. Gallen, MD, PhD .....          --      --                  --                --           --             --

------------
(1) The options were granted under the terms of the Corporation's stock option plan at a per share exercise price equal to the market price of a Common Share on the date of grant. The options become exercisable over five years in annual increments of 20% beginning one year after the date of grant. The Option Committee has the right to accelerate the exercisability of any of the options.

(2) The potential realizable value is the product of (a) the difference between: (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the adjusted stock price appreciation rate (i.e., the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per-share exercise price of the option; and
    (b) the number of securities underlying the grant at fiscal year-end. The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed rates of appreciation prescribed by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the Corporation's Common Shares. The actual value that any Named Executive Officer may realize, if any, will depend on the amount by which the market price of the Common Shares at the time of exercise exceeds the exercise price.

1998 Option Exercises and Fiscal Year-End Values

     The following tables contain certain information concerning the number and value of any unexercised stock options held by the Named Executive Officers as of December 31, 1998 and as to the shares acquired and the value realized by Named Executive Officers who exercised options in 1998.

                                                                             Number of Securities     Value of Unexercised
                                             Shares                         Underlying Unexercised    In-the-Money Options
                                           Acquired on    Value Realized    Options at FY-End 1998     at FY-End 1998 (2)
                  Name                    Exercise (#)        ($) (1)         Exercisable/Unexer.     Exercisable/Unexer.
---------------------------------------  --------------  ----------------  ------------------------  ---------------------
Joel Morganroth, M.D. .................     220,100          $587,227              2,000/8,000             $    0/$0
Joseph Esposito .......................          --                --           10,000/190,000                   0/0
Barry Sachais, Ph.D. ..................          --                --             6,000/26,500               0/1,083
David A. Evans ........................          --                --             34,515/6,000              75,703/0
David Dworczyk ........................          --                --                 0/10,000                   0/0
Christopher C. Gallen, MD,PhD .........      44,020           107,677                      0/0                   0/0

------------
(1) Value realized is the difference between the market price of a share of Common Stock on the date of exercise and the exercise price of the option, multiplied by the number of shares underlying the option.

(2) Value of unexercised "in-the-money" options is the difference between the market price of a Common Share on December 31, 1998 and the exercise price of the option, multiplied by the number of Common Shares underlying the option.

Stockholder Return Performance Graph

     The following graph compares the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the NASDAQ Stock Market (U.S.) Index and NASDAQ Health Service Index for the period commencing February 3, 1997 and ending December 31, 1998. The graph assumes that at the beginning of the period indicated, $100 was invested in the Company's Common Stock and the stock of the companies comprising the NASDAQ Stock Market (U.S.) Index and the NASDAQ Health Services Index, and that all dividends, if any, were reinvested.

                COMPARISON OF 23 MONTH CUMULATIVE TOTAL RETURN*
                    AMONG PREMIER RESEARCH WORLDWIDE, LTD.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX

                                                         Cumulative Total Return
                                       -----------------------------------------------------------
                                        2/97   3/97   6/97  9/97  12/97   3/98   6/98  9/98  12/98

PREMIER RESEARCH WORLDWIDE, LTD.         100    97     64    71     70     32     29    25     27
NASDAQ STOCK MARKET (U.S.)               100    88    104   122    114    134    138   125    161
NASDAQ HEALTH SERVICES                   100    92    103   112    100    110    100    76     86

* $100 INVESTED ON 2/3/97 IN STOCK OR ON 1/31/97
  IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information, as of March 31, 1999, with respect to the beneficial ownership of the Common Stock of the Company by
(i) the Company's directors and Named Executive Officers, other than Dr. Gallen, (who is no longer employed by the Company and for whom the number of shares owned, if any, is not known), (ii) the Company's directors and executive officers as a group, and (iii) each person known to the Company to own beneficially more than 5% of the Common Stock.

                                                      Shares
                                                   Beneficially     Percentage
                                                       Owned          Owned
                                                  --------------   -----------
            Name of Beneficial Owner
-----------------------------------------------
UM Holdings, Ltd. (1) .........................      3,025,450         42.9%
Gilder Gagnon Howe & Co., LLC (9) .............      1,925,265         27.3%
Joel Morganroth, M.D. (2) .....................        904,000         12.8%
Joseph Esposito (3) ...........................         10,000           --
Barry Sachais, Ph.D.(5) .......................          6,800           --
David Dworczyk ................................             --           --
David A. Evans (4) ............................         36,015           --
John J. Aglialoro (6) .........................      3,025,450         42.9%
Joan Carter (6) ...............................      3,025,450         42.9%
Arthur Hull Hayes, Jr., M.D. (7) ..............          4,402           --
Arthur W. Hicks, Jr. (4) ......................         44,020           --
Charles Jacobson, M.D. (8) ....................          4,402           --
Jerry D. Lee (7) ..............................          4,402           --
Philip J. Whitcome, Ph.D. (7) .................          4,402           --
Connie Woodburn (7) ...........................          4,402           --
All directors and executive officers as a Group
 (14 persons)(10) .............................      4,092,525         56.6%

------------
* Less than 1.0%

(1) Represents shares owned by its wholly-owned subsidiaries, UM Equity Corp. and UM Investment Corp. These shares have been pledged to a financial institution to secure a loan to UM Holdings Ltd. in the normal course of its business, which pledge could result in a change of control of the Company. UM's address is 56 Haddon Avenue, Haddonfield, NJ 08033.

(2) Includes (i) 365,175 shares directly owned by Dr. Morganroth, as to which he has sole voting and dispositive power, (ii) 4,000 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty
    (60) days, (iii) 495,225 shares held in a trust, the trustee of which is Dr. Morganroth's wife and the beneficiaries of which are Dr. Morganroth's children, as to which Dr. Morganroth disclaims beneficial ownership, (iv) 9,600 shares owned by a pension plan, as to which Dr. Morganroth has shared voting and dispositive power, and (v) 30,000 shares (A) of which Dr. Morganroth may be deemed to be the beneficial owner due to the fact that Dr. Morganroth is entitled to a credit against the principal and interest owing on a promissory note payable to a third party, equal to the market value of 30,000 shares of common stock on or in certain cases before the note's maturity date, and (B) as to which Dr. Morganroth disclaims beneficial ownership. Dr. Morganroth's address is 30 S. 17th Street, Philadelphia, PA 19103.

(3) Represents shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days.

(4) Represents shares issuable with respect to options granted pursuant to (a) the Company's 1993 Non-Qualified Stock Option Plan, which are currently exercisable, or (b) the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days.

(5) Includes 6,000 shares issuable with respect to options granted pursuant to the Company's 1996 Stock Option Plan, which are currently exercisable or exercisable within the next sixty (60) days.

(6) Represents shares owned by UM, of which Mr. Aglialoro and Ms. Carter are the principal stockholders and act as executive officers and directors. Mr. Aglialoro and Ms. Carter's address is the same as UM's.

(7) Represents shares issuable upon exercise of stock options, which are currently exercisable or exercisable within the next sixty (60) days.

(8) Represents shares issuable under a stock option which, due to Dr. Jacobson's employment relationship with PREMIER, Inc., are held for the benefit of such company. Excludes shares owned by PREMIER, Inc., for which Dr. Jacobson is an executive officer.

(9) Gilder Gagnon Howe & Co., LLC's ("Gilder Gagnon") address is 1775 Broadway, New York, New York 10019. Information based on filing made with the Securities and Exchange Commission. The shares reported include 1,677,215 held in customer accounts over which Gilder Gagnon has discretionary authority to dispose of or direct the disposition of shares, 232,175 shares held in accounts owned by the members of Gilder Gagnon and their families, and 15,775 shares held in the account of the profit sharing plan of Gilder Gagnon.

(10) Includes 181,075 shares issuable upon exercise of stock options, which are currently exercisable or exercisable within the next sixty (60) days.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission ("SEC") and The NASDAQ Stock Market. Based upon a review of the forms and written representations that it received, the Company believes that all other filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been timely satisfied.

                            PROPOSAL TO AMEND 1996
                               STOCK OPTION PLAN
                               (Proposal No. 2)

     At the Annual Meeting the stockholders will be asked to approve an amendment (the "Amendment") to the Company's 1996 Stock Option Plan (the "Option Plan"), in order to reserve an additional 600,000 shares of Common Stock for issuance thereunder and to provide for fixed initial and annual grants of stock options to the Company's Outside Directors.

Description of the Option Plan

     The Option Plan authorizes the grant of options to acquire shares of the Company's Common Stock, which options may be granted to employees and directors of, and others providing services to or having a relationship with, the Company and its subsidiaries. Such options may be incentive stock options ("ISO's") within the meaning of the Internal Revenue Code of 1986, as amended, or options that do not qualify as ISO's ("Non-Qualified Options").

     The Plan is administered by a Committee of the Board of Directors (the "Committee") consisting of not less than two directors of the Company. The Committee has full power and authority to interpret the provisions, and supervise the administration, of the Option Plan. It determines, subject to the provisions of the Option Plan, to whom options are granted, the number of shares of Common Stock subject to each option, whether an option shall be an ISO or a Non-Qualified Option and the period during which each option may be exercised. In addition, the Committee determines the exercise price of each option, subject to the limitations provided in the Option Plan. If the Amendment is approved, however, the Committee will have no discretion with respect to the fixed option grants to Outside Directors, which will automatically be issued at the times and in the amounts, and be subject to the terms, prescribed in the Amendment, as described below.

     The exercise price per share of any ISO granted under the Plan may not be less than 100% of the fair market value per share of Common Stock on the date of grant (110% of such fair market value if the grantee owns stock representing more than 10% of the combined voting power of all classes of the Company's stock). The aggregate fair market value (determined as of the time such option is granted) of the Common Stock for which any employee may have ISO's which become exercisable for the first time in any calendar year may not exceed $100,000.

     ISO's may have an exercise option period of up to 10 years (five years for optionees who own more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary corporation). Non-Qualified Options will have an exercise option period as specified by the Committee at the time of grant, except for fixed option grants which will have a term of ten years.

     The Option Plan provides that upon termination of employment of the optionee for any reason other than death or disability, the right to exercise the option (to the extent otherwise exercisable) will terminate within three months following cessation of employment. In the event of termination of employment due to death or disability, the same provisions apply except that the period of time for exercise is one year. If the Amendment is approved at the Annual Meeting, the fixed option grants to the Outside Directors will automatically terminate three months after the Outside Director ceases for whatever reason to be a member of the Board of Directors.

     The options granted pursuant to the Option Plan are not transferable except in the event of death. No options may be granted under the Option Plan after November 18, 2006.

Proposed Amendment

     The full text of the Amendment is set forth as Exhibit A hereto, and readers are urged to refer to it for a complete description of the Amendment.

     The Option Plan was originally adopted in 1996, and a total of 500,000 shares of the Company's Common Stock was reserved for issuance thereunder. The Amendment, if approved at the Annual Meeting, will reserve an additional 600,000 shares of Common Stock for issuance under the Option Plan. The Board believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the Option Plan over the term of the Plan unless the additional shares are authorized.

     In addition, the Amendment if approved will provide for the following automatic, fixed grants pursuant to the Option Plan: (a) to each Outside Director initially elected to the Board at or after the 1999 Annual Meeting, a one-time option for 5,000 shares; and (b) to each Outside Director who is a member of the Board of Directors following any Annual Meeting commencing with the 1999 Annual Meeting, an annual option for 5,000 shares to be granted on the date of the Annual Meeting, provided that an Outside Director first elected to the Board of Directors at such Annual Meeting or within six months prior thereto shall not be eligible for an annual grant in that year.

     Each such fixed option grant will be subject to all of the terms and conditions of the Option Plan. In addition, each fixed option grant will have an exercise price equal to the fair market value on the date of grant, will expire on the earlier to occur of ten years after the date of grant or three months after the individual ceases to be a director for whatever reason, will vest immediately at the date of grant, and may not be sold, pledged or otherwise disposed of until at least six months and one day after the date of grant. Each fixed option grant will constitute a Non-Qualified Option.

     The Amendment defines an Outside Director as any individual who serves on the Board of Directors and is neither (1) an employee of the Company, (2) a beneficial owner of 10% or more of the outstanding Common Stock of the Company (a "Significant Holder"), nor (3) a stockholder, member or partner of an entity which is itself a Significant Holder. Currently, the Board of Directors includes six Outside Directors (Dr. Hayes, Mr. Hicks, Dr. Jacobson, Mr. Lee , Dr. Whitcome and Ms. Woodburn).

     The purpose of the Amendment in providing for fixed initial and annual option grants to the Outside Directors is to promote the best interests of the Company and its stockholders by providing a compensation arrangement which will help to attract and retain directors not otherwise affiliated with the Company whose services are considered essential to the Company's continued progress by providing them with long-term financial incentives to increase the value of the Company.

Certain United Federal Income Tax Information

     If an option granted under the Stock Option Plan is an ISO, the optionee will recognize no income upon grant of the ISO and will incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an ISO regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the ISO and one year after exercise by the optionee, any gain (or loss) will be treated as long-term capital gain (or loss). If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such premature disposition may apply if the optionee is subject to Section 16 of the Securities Exchange Act of 1934. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain (or loss) recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain (or loss).

     All options that do not qualify as ISOs are taxed as Non-Qualified Options. An optionee will not recognize any taxable income at the time he or she is granted a Non-Qualified Option. However, upon the exercise of a Non-Qualified Option, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the option price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is subject to Section 16 of the Exchange Act, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain (or loss). The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a Non-Qualified Option.

New Plan Benefits

     If the Amendment is approved at the Annual Meeting, each of the six current Outside Directors will receive an option for 5,000 shares on an annual basis, including in 1999. Each such option will have an exercise price equal to the fair market value of the Common Stock on the date of grant.

Vote Required

     The Amendment to the Option Plan requires the affirmative vote of the holders of not less than a majority of the votes cast on the proposal. Broker nonvotes and abstentions are counted for the purposes of determining the presence or absence of a quorum. Abstentions will be counted in the tabulations of the votes cast on the proposal, whereas broker nonvotes will not be counted for purposes of determining whether the proposal has been approved.

Management recommends a vote "FOR" the Amendment to the 1996 Stock Option Plan.


                             INDEPENDENT AUDITORS
                               [Proposal No. 3]

     Upon the recommendation of its Audit Committee, the Board of Directors has designated Arthur Andersen to be the independent auditors for the year ending December 31, 1999. The Board of Directors will offer a resolution at the Annual Meeting to ratify this designation. Approval of the proposal will require the favorable vote of a majority of the stockholders present in person or by proxy and voting at the Annual Meeting. It is anticipated that representatives of Arthur Andersen will be present at the meeting to respond to appropriate questions and, if they desire, to make a statement.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered at the 2000 Annual Meeting of Stockholders must be received by Premier Research no later than January 6, 2000. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

     In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of proxies solicited by the Board of Directors in connection with the 2000 Annual Meeting may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Company does not have notice on or before March 21, 2000.

     The Board knows of no other matters which may be presented for action at the meeting. However, if any other matter properly comes before the meeting, the proxy holders will vote in accordance with their judgment on such matter.

     Stockholders are urged to vote, sign and return the enclosed form of proxy promptly in the enclosed envelope.



                                          By Order of the Board of Directors,






                                          /s/ ARTHUR W. HICKS, JR.
                                          ----------------------------------
                                          ARTHUR W. HICKS, JR.
                                          Secretary

Philadelphia, PA
May 5, 1999

                                   EXHIBIT A


                       PREMIER RESEARCH WORLDWIDE, LTD.

                                Amendment No. 1
                                      to
                            1996 Stock Option Plan

     The 1996 Stock Option Plan (the "Option Plan") of Premier Research Worldwide, Ltd. (the "Company") is hereby amended as follows:

     1. Reservation of Additional Shares. Section 4 of the Option Plan is hereby amended to reserve an additional 600,000 shares of Common Stock for issuance thereunder.

     2. Fixed Option Grants. The Option Plan is hereby further amended to include the following new Section 8:

       8. Fixed Option Grants to Outside Directors.

         A. Defined Terms (i) The term "Outside Directors" as utilized herein refers to any individual who serves as a member of the Board of Directors of the Company and who is neither (i) an employee of the Company, (ii) the beneficial owner of 10% or more of the outstanding Common Stock of the Company (a "Significant Holder"), or (iii) a stockholder, member or partner of any entity which itself is a Significant Holder.

            (ii) The term "Annual Meeting" as utilized herein refers to an Annual Meeting of Stockholders of the Company.

         B. Initial Grants Each Outside Director initially elected to the Board of Directors at or after the 1999 Annual Meeting shall be automatically granted, on the date of such election, an option to acquire 5,000 shares of the Common Stock of the Company.

         C. Annual Grants Each Outside Director who is a member of the Company's Board of Directors immediately following an Annual Meeting (including the 1999 Annual Meeting) shall be automatically granted, on the date of the Annual Meeting, an option to acquire 5,000 shares of the Common Stock of the Company, provided that an Outside Director first elected to the Board of Directors at such Annual Meeting or within six months prior to such Annual Meeting shall not be eligible for the annual grant otherwise to be issued at the date of such Annual Meeting.

         D. Terms of Fixed Option Grants. Options granted pursuant to this
            Section 8 will be subject to all of the terms and conditions of the Option Plan. In addition, each such option shall be subject to the following terms:

           (i) The option price per share shall be 100% of the fair market value of the Common Stock on the close of business on the date the option is granted, determined as provided in the Option Plan.

           (ii)  Each option will be immediately exercisable upon grant.

           (iii) Shares of Common Stock received upon exercise of the options granted pursuant to this Section 8 may not be sold, transferred, assigned, pledged or otherwise disposed of until at least six months and one day after the date of grant.

           (iv) Each option will expire upon the earlier of (a) ten years from the date of grant or (b) three months after the Outside Director ceases to serve as a director for any reason.

     3. Effective Date. This Amendment No. 1 shall be not be effective until its approval by the stockholders of the Company at the 1999 Annual Meeting.

PROXY                                                                     PROXY



                        PREMIER RESEARCH WORLDWIDE, LTD.

                      1999 ANNUAL MEETING OF SHAREHOLDERS
                       PROXY FOR HOLDERS OF COMMON STOCK
              Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Joel Morganroth, M.D., Fred M. Powell, and James
H. Carll, or any of them, with full power of substitution, the proxy of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of Premier Research Worldwide, Ltd. to be held on May 25, 1999, or any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of Premier Research Worldwide, Ltd. which the undersigned would be entitled to vote if personally present.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, shares of the Common Stock represented by this proxy will be voted FOR the election of the nominees listed on the reverse side; and for the proposals described in items No. 2 and 3. This proxy may be revoked at any time prior to the time it is voted.

--------------------------------------------------------------------------------
                             FOLD AND DETATCH HERE

                                                                 Please mark
                                                                 your votes /X/
                                                                 like this:
----------------------------------------------------------------
|                                                              |
|                                                              |
----------------------------------------------------------------

1.  Election of Directors.                          (Instruction: To withhold authority
                                                    to vote for any individual nominee,    2. Amendment to Stock Option Plan
          /  /                       /   /          strike a line through the nominee's
     For the nominees          Withhold Authority   name in the list below)                3. Ratification of the appointment of
listed (except as marked to     to vote for the                                               Arthur  Anderson LLP as the Company's
 the contrary at the right)     nominees listed     Arthur W. Hicks, Jr.                      independent accountants:
                                  to the right      Jerry Lee
                                                    Joel Morganroth, M.D.                  4. In his discretion, the Proxy is
                                                                                              authorized to vote upon such other
                                                                                              business as may properly come before
                                                                                              the meeting

--------------------------------------------------------   You are urged to sign and return your proxy without delay in the return
|                                             -------  |   envelope provided for that purpose which requires no postage if mailed
|                                                   |  |   in the United States.
|                                                   |  |
|                                                      |   _______________________________________________________________________
|                                                      |
|                                                      |   _______________________________________________________________________
|                                                      |   Signature(s) of Shareholder(s)
|                                                      |
|                                                      |   When signing the proxy, please date it and take care to have the
|                                                      |   signature conform to the shareholder's name as it appears on this proxy.
|                                                      |   If shares are registered in the names of two or more persons, each
|                                                      |   person should sign. Executors, administrators, trustees and guardians
|                                                      |   should so indicate when  signing.
|                                                      |
--------------------------------------------------------   Dated: _______________________________________________, 1999


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